Exhibit 99.1

The Document Company	Consolidated Graphics, Inc.
Xerox

Public Relations Office:

295 Woodcliff Drive
Fairport, NY 14450

FOR IMMEDIATE RELEASE

CONSOLIDATED GRAPHICS SELECTS XEROX AS

EXCLUSIVE PROVIDER OF DIGITAL COLOR PRINTING TECHNOLOGY

HOUSTON and ROCHESTER, N.Y., April 14, 2004 – Consolidated Graphics, Inc. (NYSE: CGX) and Xerox Corporation (NYSE: XRX) have entered into an agreement making Xerox the exclusive provider of digital color printing technology to Consolidated Graphics’ 65 nationwide commercial printing locations.

Consolidated Graphics has initially installed six Xerox DocuColor iGen3® Digital Production Presses and six DocuColor 6060 Digital Color Presses under the agreement.

“Rapid advances in technology have established digital printing as a complementary solution to our traditional printing services,” said Joe R. Davis, chairman and chief executive officer of Consolidated Graphics.  “We identified Xerox as the most innovative and responsive partner for our digital color initiative.  Through our agreement with Xerox, we look forward to becoming the premier provider of high-quality, digital color printing services in the commercial printing industry.”

According to Davis, additional equipment purchases will be made as market demand grows for high-quality, fast-turnaround digital color printing solutions, including short-run on-demand printing of personalized marketing communications.  Xerox also will provide marketing and business development resources to assist Consolidated Graphics in introducing these solutions to its current and prospective customers.

“This agreement highlights the increasing desire of commercial printers to incorporate digital print technology as part of their business,” said Gil Hatch, president, Xerox Production Systems Group.  “Industry-leading digital color systems such as the DocuColor iGen3 and the DocuColor 6060 are helping commercial printers develop new sales opportunities and enhance customer relationships to grow revenue.  With its leadership position in the commercial printing industry, Consolidated Graphics is an ideal customer to use Xerox digital technology.”

About Consolidated Graphics, Inc.

Consolidated Graphics, Inc. is the largest sheet-fed and half-web commercial printing company in the United States.  Through its network of printing companies in 25 states, the company produces high-quality customized printed materials for a broad customer base that includes many of the most recognized companies in the country.  Consolidated Graphics® also offers an extensive and growing range of digital and Internet-based services and solutions marketed through CGXmedia®.  For more information, visit www.consolidatedgraphics.com.

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Media Contacts:

Neil Fagenbaum, Xerox Corporation, 585-264-4952, neil.fagenbaum@usa.xerox.com

Brian Carnevale, Text 100 for Xerox, 585 697-2616, brianc@text100.com

G. Christopher Colville, Consolidated Graphics, Inc., 713-787-0977.

Christine Mohrmann or Lindsay Hatton, Financial Dynamics for CGX, 212-850-5600.

NOTE TO EDITORS:  XEROX®, The Document Company®, iGen3® and the digital X® are trademarks of XEROX CORPORATION.  Consolidated Graphics®, CGXmedia® and the digital ConsolidatedGraphics® are trademarks of Consolidated Graphics, Inc.

This press release contains forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance or other expectations implied by these forward-looking statements.  Consolidated Graphics’ expectations regarding future sales and profitability assume, among other things, stability in the economy and reasonable growth in the demand for its products, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, as well as other factors detailed in Consolidated Graphics’ filings with the Securities and Exchange Commission.  The forward-looking statements, assumptions and factors stated or referred to in this press release are based on information available to Consolidated Graphics today.  Consolidated Graphics expressly disclaims any duty to provide updates to these forward-looking statements, assumptions and other factors after the day of this release to reflect the occurrence of events or circumstances or changes in expectations.